                                                                  EXHIBIT 14(b)
                               BOOKS AND RECORDS



                  LINCOLN NATIONAL VARIABLE ANNUITY ACCOUNT H



          RULES UNDER SECTION 31 OF THE INVESTMENT COMPANY ACT OF 1940



Records to Be Maintained by Registered Investment Companies, Certain  Majority-
    Owned Subsidiaries Thereof, and Other Persons Having Transactions with
                        Registered Investment Companies.



Reg. 270.31a-1.   (a)  Every registered investment company, and every
underwriter, broker, dealer, or investment advisor which is a majority-owned subsidiary of such a company, shall maintain and keep current the accounts, books, and other documents relating to its business which constitute the record forming the basis for financial statements required to be filed pursuant to
Section 30 of the Investment Company Act of 1940 and of the auditor's reports relating thereto.

LN-Record        Location      Person to Contact    Retention
---------        --------      -----------------    ---------
Annual Reports   Finance       Eric Jones           Permanently, the first two
To Shareholders                                     years in an easily
                                                    accessible place



Semi-Annual      Finance       Eric Jones           Permanently, the first two
Reports                                             years in an easily
                                                    accessible place


Form N-SAR       Finance       Eric Jones           Permanently, the first two
                                                    years in an easily
                                                    accessible place


(b) Every registered investment company shall maintain and keep current the following books, accounts, and other documents:

Type of Record
--------------

(1) Journals (or other records of original entry) containing an itemized daily record in detail of all purchases and sales of securities (including sales and redemptions of its own securities), all receipts and deliveries of securities (including certificate numbers if such detail is not recorded by custodian or transfer agent), all receipts and disbursements of cash and all other debits and credits. Such records shall show for each such transaction the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which effected, the trade date, the settlement date, and the name of the person through or from whom purchased or received or to whom sold or delivered.

Purchases and Sales Journals
----------------------------
Daily reports           CSRM     Nancy Alford  Permanently, the first two
of securities                                  years in an easily accessible
transactions            Finance  Eric Jones    place

Portfolio Securities
--------------------

C--Port Purchase/       Finance  Eric Jones    Permanently, the first two
Sales Reports                                  years in an easily accessible
                                               place

LN-Record            Location      Person to Contact    Retention
---------            --------      -----------------    ---------
Receipts and Deliveries of Securities (units)
---------------------------------------------

Not Applicable.

Portfolio Securities
--------------------

Not Applicable.

Receipts and Disbursements of Cash and other Debits and Credits
---------------------------------------------------------------

Daily Journals       CSRM          Nancy Alford         Permanently, the first two
                     Finance       Eric Jones           years in an easily accessible
                                                        place

(2) General and auxiliary ledgers (or other record) reflecting all asset, liability, reserve, capital, income and expense accounts, including:

     (i)  Separate ledger accounts (or other records) reflecting the following:
     (a)  Securities in transfer;
     (b)  Securities in physical possession;
     (c)  Securities borrowed and securities loaned;
     (d) Monies borrowed and monies loaned (together with a record of the collateral therefore and substitutions in such collateral);
     (e)  Dividends and interest received;
     (f)  Dividends receivable and interest accrued.

Instructions. (a) and (b) shall be stated in terms of securities quantities only; (c) and (d) shall be stated in dollar amounts and securities quantities as appropriate; (e) and (f) shall be stated in dollar amounts only.

General Ledger
--------------

LNL trial            Finance       Eric Jones           Permanently, the first two
Balance (5000                                           years in an easily accessible
series)                                                 place

Securities in Transfer
----------------------

Not Applicable.

Securities in Physical Possession
---------------------------------

Not Applicable.

Securities Borrowed and Loaned
------------------------------

Not Applicable.

Monies Borrowed and Loaned
--------------------------

Not Applicable.

Dividends and Interest Received
-------------------------------

LNL Trial            Finance       Eric Jones           Permanently, the first two
Balance (5000                                           years in an easily accessible
series)                                                 place


LN-Record            Location      Person to Contact    Retention
---------            --------      -----------------    ---------

Dividends Receivable and Interest Accrued
-----------------------------------------
LNL Trial                      Finance            Eric Jones                        Permanently, the first two
Balance (5000                                                                       years in an easily accessible
series)                                                                             place

(ii) Separate ledger accounts (or other records) for each portfolio security, showing (as of trade dates), (a) the quantity and unit and aggregate price for each purchase, sale, receipt, and delivery of securities and commodities for such accounts, and (b) all other debits and credits for such accounts.

Securities positions and money balances in such ledger accounts (or other records) shall be brought forward periodically but not less frequently than at the end of fiscal quarters. Any portfolio security, the salability of which is conditioned, shall be so noted. A memorandum record shall be available setting forth, with respect to each portfolio security accounts, the amount and declaration, ex-dividend, and payment dates of each dividend declared thereon.

Ledger Account for each portfolio Security
------------------------------------------
Daily Report                   Finance            Eric Jones                        Permanently, the first two
of Securities                                                                       years in an easily accessible
transactions (Daily                                                                 place
Trade File)

(iii) Separate ledger accounts (or other records) for each broker-dealer, bank or other person with or through which transactions in portfolio securities are affected, showing each purchase or sale of securities with or through such persons, including details as to the date of the purchase or sale, the quantity and unit and aggregate prices of such securities, and the commissions or other compensation paid to such persons. Purchases or sales effected during the same day at the same price may be aggregated.

Not Applicable.

(iv) Separate ledger accounts (or other records), which may be maintained by a transfer agent or registrar, showing for each shareholder of record of the investment company the number of shares of capital stock of the company held in respect of share accumulation accounts (arising from periodic investment plans, dividend reinvestment plans, deposit of issued shares by the owner thereof, etc.), details shall be available as to the dates and number of shares of each accumulation, and except with respect to already issued shares deposited by the owner thereof, prices of each such accumulation.

Shareholder Accounts
--------------------
Master file Record             Finance            Eric Jones                        Permanently, the first two
(Daily Trade File &            CSRM               Nancy Alford                      years in an easily accessible
Leg. Syst. Client Rept)                                                             place

(3) A securities record or ledger reflecting separately for each portfolio security as of trade date all "long" and "short" positions carried by the investment company for its own account and showing the location of all securities long and the off-setting position to all securities short. The record called for by this paragraph shall not be required in circumstances under which all portfolio securities are maintained by a bank or banks or a member or members of a national securities exchange as custodian under a custody agreement or as agent for such custodian.

LN-Record                  Location        Person to Contact                 Retention
---------                  --------        -----------------                 ---------
Not Applicable

(4) Corporate charters, certificates of incorporation or trust agreements, and bylaws, and minute books of stockholders' and directors' or trustees' meetings; and minute books of directors' or trustees' committee and advisory board or advisory committee meetings.

Corporate Documents
-------------------
Memorandum                 Legal           Janet Lindenberg                  Permanently, the first two
Establishing SA.                                                             years in an easily
                                                                             accessible place

(5) A record of each brokerage order given by or in behalf of the investment company for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such record shall include the name of the broker, the terms and conditions of the order and of any modification or cancellation thereof, the time of entry or cancellation, the price at which executed, and the time of receipt of report of execution. The record shall indicate the name of the person who placed the order in behalf of the investment company.

Order Tickets
-------------
UIT applica-               CSRM            Nancy Alford                      Six years, the first two
tions and                  Finance         Eric Jones                        years in an easily accessible
daily reports                                                                place
of securities
transactions

(6) A record of all other portfolio purchase or sales showing details comparable to those prescribed in paragraph 5 above.

Commercial Paper
----------------

Not Applicable.

(7) A record of all puts, calls, spreads, straddles, and other options in which the investment company has any direct or indirect interest or which the investment company has granted or guaranteed; and a record of any contractual commitments to purchase, sell, receive or deliver securities or other property (but not including open orders placed with broker-dealers for the purchase or sale of securities, which may be cancelled by the company on notices without penalty or cost of any kind); containing at least an identification of the security, the number of units involved, the option price, the date of maturity, the date of issuance, and the person to whom issued.

Record of Puts, Calls, Spreads, Etc.
------------------------------------

Not Applicable.

(8) A record of the proof of money balances in all ledger accounts (except shareholder accounts), in the form of trial balances. Such trial balances shall be prepared currently at least once a month.

LN-Record          Location       Person to Contact       Retention
---------          --------       -----------------       ---------

Trial Balance
-------------

LNL Trial          Finance        Eric Jones              Permanently, the first
Balance (5000                                             two years in an easily
series)                                                   accessible place

(9) A record for each fiscal quarter, which shall be completed within 10 days after the end of such quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers and the division of brokerage commissions or other compensation on such purchase and sale orders among named persons were made during such quarter. The record shall indicate the consideration given to (a) sales of shares of the investment company by brokers or dealers, (b) the supplying of services or benefits by brokers or dealers to the investment company, its investment advisor or principal underwriter or any persons affiliated therewith, and (c) any other considerations other than the technical qualifications of the brokers and the dealers as such. The record shall show the nature of their services or benefits made available, and shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sales orders and such division of brokerage commissions or other compensation. The record shall also include the identifies of the person responsible for the determination of such allocation and such division of brokerage commissions or other compensation.

Not Applicable.

(10) A record in the form of an appropriate memorandum identifying the person or persons, committees, or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept in the names of its members who participated in the authorization. There shall be retained a part of the record required by this paragraph any memorandum, recommendation, or instruction supporting or authorizing the purchase or sale of portfolio securities. The requirements of this paragraph are applicable to the extent they are not met by compliance with the requirements of paragraph 4 of this Rule 31a1(b).

Advisory           Legal          Janet Lindenberg        Six years, the first
Agreements                                                two years in an easily
                                                          accessible place


(11) Files of all advisory material received from the investment advisor, any advisory board or advisory committee, or any other persons from whom the investment company accepts investment advice publications distributed generally.

Not Applicable.

(12) The term "other records" as used in the expressions "journals (or other records of original entry)" and "ledger accounts (or other records)" shall be construed to include, where appropriate, copies of voucher checks, confirmations, or similar documents which reflect the information required by the applicable rule or rules in appropriate sequence and in permanent form, including similar records developed by the use of automatic data processing systems.

Correspondence     CSRM           Nancy Alford            Six years, the first
                                                          two years in an easily
                                                          accessible place

LN-Record          Location       Person to Contact       Retention
---------          --------       -----------------       ---------

Proxy State-       CSRM           Nancy Alford            Six years, the first
ments and                                                 two years in an easily
Proxy Cards                                               accessible place

Pricing Sheets     Finance        Eric Jones              Permanently, the first
                                                          two years in an easily
                                                          accessible place

Bank State-        Treasurers     Rusty Summers           Six years, the first
ments                                                     two years in an easily
                                                          accessible place


                   March 16, 1999